SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant  |x|
Filed by a Party other than the Registrant  | |
Check the appropriate box:
    | |   Preliminary Proxy Statement         | |  Confidential, For Use of the
    |x|   Definitive Proxy Statement               Commission Only (as permitted
    | |   Definitive Additional Materials           by Rule 14a-6(e)(2)
    | |   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TAG-IT PACIFIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    |x|   No Fee Required
    | |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

    (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------
    (5)   Total fee paid:

----------------------------------------------------------------------------

    | |   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

    | |   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:

--------------------------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
    (3)   Filing party:

--------------------------------------------------------------------------------
    (4)   Date filed:

--------------------------------------------------------------------------------

                              TAG-IT PACIFIC, INC.

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1999

                                   -----------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Tag-It Pacific, Inc. (the "Company") will be held at the Holiday Inn, 170 North Church Lane, Los Angeles, California 90049, on Wednesday, June 16, 1999 at 10:30 a.m., Pacific Daylight Savings time. The Annual Meeting is being held for the following purposes:

     1. To elect two Class I Directors to hold office for two years and until their respective successors have been elected. The persons nominated by the Board of Directors of the Company (Messrs. Brent Cohen and Kevin Bermeister) are described in the accompanying Proxy Statement;

     2. To elect three Class II Directors to hold office for three years and until their respective successors have been elected. The persons nominated by the Board of Directors of the Company (Messrs. Harold Dyne, Michael Katz and Paul Markiles) are described in the accompanying Proxy Statement;

     3. To approve an amendment to the Company's 1997 Stock Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 562,500 shares to 1,177,500 shares;

     4. To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock, par value $.001 per share, by 15,000,000 shares to an aggregate of 30,000,000 shares; and

     5. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     Only stockholders of record of the Common Stock of the Company at the close of business on May 7, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any of its adjournments or postponements.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy. Any stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /S/ FRANCIS SHINSATO
                                             -----------------------------------
                                             Francis Shinsato
                                             CHIEF FINANCIAL OFFICER

Los Angeles, California
May 26, 1999

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                              TAG-IT PACIFIC, INC.
                             3820 SOUTH HILL STREET
                          LOS ANGELES, CALIFORNIA 90037
                                 (323) 234-9606

                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tag-It Pacific, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Holiday Inn, 170 North Church Lane, Los Angeles, California 90049, on Wednesday, June 16, 1999 at 10:30 a.m., Pacific Daylight Savings time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholders, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder who submits the enclosed proxy will not limit his or her right to vote at the Annual Meeting if the stockholder later decides to attend in person. A stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Annual Meeting. A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on May 7, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting. At the record date, 6,726,677 shares of Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting.

     It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 26, 1999.

                                VOTING PROCEDURES

     A stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The three nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The amendment of the 1997 Stock Plan to increase by 615,000 the number of shares of Common Stock that may be issued pursuant to awards under the 1997 Stock Plan will require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of Common Stock that are present or represented by proxy at the Annual Meeting. The amendment of the Company's Certificate of Incorporation to increase the Company's authorized Common Stock by 15,000,000 shares will require the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                              ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation of the Company, the Board of Directors is divided into three classes. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. The term of the initial Class I directors was scheduled to terminate on the date of the Company's 1998 Annual Meeting of Stockholders, and the term of the initial Class II directors is scheduled to terminate on the date of the Annual Meeting. The Company did not hold a 1998 Annual Meeting of Stockholders. Accordingly, two Class I directors and three Class II directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or at any of its postponements or adjournments, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     1. The Board of Directors proposes the election of the following nominees as Class I directors:

                                Kevin Bermeister
                                   Brent Cohen

     If elected, each nominee for Class I director is expected to serve until the 2001 Annual Meeting of Stockholders. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.


     2. The Board of Directors proposes the election of the following nominees as Class II directors:

                                   Harold Dyne
                                  Michael Katz
                                  Paul Markiles

     If elected, each nominee for Class II director is expected to serve until the 2002 Annual Meeting of Stockholders. The three nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of May 15, 1999.


                                            YEAR FIRST
                                            ELECTED OR
                                             APPOINTED
          NAME                          AGE  DIRECTOR  POSITION
          ----                          --- ---------  --------
NOMINEES:
CLASS I DIRECTORS
(terms to expire in 2001)

Kevin Bermeister (1)..............      38    1999     Director
Brent Cohen (1)...................      40    1998     Director

CLASS II DIRECTORS
(terms to expire in 2002)

Harold Dyne (2)...................      66    1997     President and Director
Michael Katz......................      57    1998     Director
Paul Markiles (3).................      65    1998     Director

CONTINUING DIRECTORS:
CLASS III DIRECTORS
(terms to expire in 2000)

Mark Dyne (2).....................      38    1997     Chairman of the Board
Colin Dyne (2)....................      35    1997     Chief Executive Officer
                                                        and Director

OTHER EXECUTIVE OFFICERS:

Francis Shinsato..................      48             Chief Financial Officer
Jonathan Markiles (3).............      34             Executive Vice President,
                                                        Strategic Planning and
                                                        Business Development,
                                                        and Secretary
Jonathan Burstein (4).............      32             Executive Vice President,
                                                         Sales and Marketing
----------------------
(1)  Member of the Compensation Committee and the Audit Committee.
(2)  Colin Dyne and Mark Dyne are brothers, and Harold Dyne is their Father.
(3)  Jonathan Markiles is the son of Paul Markiles.
(4) Jonathan Burstein is Harold Dyne's son-in-law and Colin Dyne's and Mark Dyne's brother-in-law.

     KEVIN BERMEISTER has served as a director of the Company since May 1999. Mr. Bermeister currently is President and a director of Brilliant Digital Entertainment, Inc., positions he has held since 1996. Mr. Bermeister is a director and equity owner of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister helped found Sega Ozisoft in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd., Jacfun Pty. Ltd. and Virgin Interactive Entertainment Limited.

     BRENT COHEN has served as a director of the Company since 1998. From October 1998 to the present, Mr. Cohen has been pursuing potential business opportunities. From 1996 to October 1998, Mr. Cohen served as President of the Consumer Products and International divisions of Packard Bell NEC, Inc. From 1987 to 1996, Mr. Cohen served in various positions with Packard Bell, culminating with the position of Chief Financial Officer and Chief Operating Officer. Prior to joining Packard Bell NEC, Inc., Mr. Cohen was employed with Ernst & Young in their management consulting practice. Mr. Cohen has an MBA and is a Chartered Accountant in the Republic of South Africa.

     HAROLD DYNE has served as President and a director of the Company since October 1997. Mr. Dyne, founder of Pacific Trim & Belt, Inc., a subsidiary of the Company, has served as Chief Executive Officer of Pacific Trim since it was founded in 1987. Mr. Dyne has been involved in the apparel industry since 1958, when he founded the Union Fasteners Corporation in South Africa. In 1971, he formed a joint venture with YKK Zipper Manufacturing Company in Southern Africa.

     MICHAEL KATZ has served as a director of the Company since 1998. From 1987 to the present, Mr. Katz has served as President, Chief Operating Officer and director of Transducer Controls Corporation, a manufacturer of position and pressure transducers. During the same period. Mr. Katz has also served as President, Chief Operating Officer and director of Tedea-Huntleigh, Inc., a manufacturer of load-cells and force-transducers. Since September 1996, Mr. Katz has held the position of Chairman of the Board of Filtomat, Inc., a manufacturer of automatic industrial water filters.

     PAUL MARKILES has served as a director of the Company since 1998. Prior to his retirement in 199l, Mr. Markiles served as President and Chief Executive Officer of Windshields America, Inc., a subsidiary of South African Breweries. Mr. Markiles was responsible for the founding and expansion of Windshields America into a national chain of over 120 retail autoglass stores.

     MARK DYNE has served as Chairman of the Board of Directors of the Company since September 1997. Mr. Dyne currently is Chairman of the Board of Directors and Chief Executive Officer of Brilliant Digital Entertainment, Inc., a position he has held since October 1996. Mr. Dyne is a director and equity owner of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Dyne helped found Sega Ozisoft in 1982. Sega Ozisoft, now a majority owned subsidiary of Infogrames Entertainment (France), is a computer software distributor for many leading publishers including, among others, Virgin Interactive, Accolade, Access, Codemasters and Eidos. Mr. Dyne currently is a director of Monto Holdings Pty. Ltd. and a co-owner of Packard Bell NEC Australia Pty. Ltd. Monto is a private investment holding company and Packard Bell NEC Australia is one of the leading manufacturers and distributors of personal computers through the Australian mass merchant channel. From June 1995 through May 1997, Mr. Dyne served as a Co-Chief Executive Officer of Sega Enterprises (Australia) Pty. Ltd., a theme park developer. Sega Enterprises is owned jointly by Mr. Dyne, Mr. Bermeister, Sega Enterprises Japan, Mitsubishi Corp. and Mitsui Corp. Mr. Dyne also serves on the Board of Directors of Virgin Interactive Entertainment Limited, a distributor of computer software programs and video games, and has an equity interest therein. Mr. Dyne is a member of the Board of Directors of Sega Gaming Technologies, Inc., a Nevada company in the business of producing multiplayer casino equipment.

     COLIN DYNE has served as Chief Executive Officer and a director of the Company since October 1997. Mr. Dyne founded Tag-It, Inc., a subsidiary of the Company, in 1991 with his father, Harold Dyne, and has served as its President since inception. Prior to founding Tag-It, Inc. in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations.

     FRANCIS SHINSATO was appointed Chief Financial Officer of the Company in November 1997. Prior to joining the Company, from February 1997 through October 1997, Mr. Shinsato was an independent accounting and information systems consultant. From January 1996 until February 1997, Mr. Shinsato was the Controller of Centon Electronics, Inc., a privately held computer memory manufacturer where he was responsible for financial statement preparation and credit and collection management. From 1985 to 1995, Mr. Shinsato served as the Vice President of Finance and Controller of Newport Electronics, Inc. and oversaw all financial, accounting and management information systems. Newport Electronics, Inc. is a designer and manufacturer of test and measurement equipment and was a publicly traded company until 1992. Mr. Shinsato is a certified public accountant.

     JONATHAN MARKILES is Executive Vice President, Strategic Planning and Business Development, and Secretary of the Company. Mr. Markiles joined Tag-It, Inc. in May 1994 as its General Manager where he has been responsible for production, distribution and international operations. Prior to joining Tag-It, Inc., Mr. Markiles received his M.B.A. from the University of Southern California in May 1994. From 1987 until August 1992, Mr. Markiles held various operational positions with Windshields America, Inc., a national chain of autoglass stores.

     JONATHAN BURSTEIN is Executive Vice President, Sales and Marketing of the Company. From 1987 until the present, Mr. Burstein has been employed by Pacific Trim & Belt, Inc., where he has been responsible for managing many of Pacific Trim's largest customer accounts and supervising Pacific Trim's sales force. Mr. Burstein also has been responsible for implementing systems and protocols in the purchasing department as well as developing and managing Pacific Trim's key supply lines. In August 1998, Mr. Burstein relocated to the Company's New York office to assist the Company in establishing a greater presence in the eastern region of the country.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 4 meetings and acted 2 additional times by unanimous written consent during fiscal 1998. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1998.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Messrs. Bermeister and Cohen. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants and meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and the committee reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. One meeting of the Audit Committee was held during fiscal 1998.

     The Compensation Committee currently consists of Messrs. Bermeister and Cohen. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee held one meeting during fiscal 1998.

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company currently are paid $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. Diana Maranon, a director of the Company from January 1998 until May 1999, and Messrs. Mark Dyne, Cohen, Katz and Markiles, all nonemployee directors, also received options to purchase 25,000, 78,000, 20,000, 15,000 and 15,000 shares of Common Stock, respectively, in fiscal 1998. Directors also are reimbursed for their reasonable travel expenses incurred in attending Board or committee meetings.

                                    EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                           ANNUAL COMPENSATION      COMPENSATION
                                                        ------------------------    ------------
                                                                                      NUMBER OF
                                                                      OTHER          SECURITIES
                                      FISCAL YEAR                     ANNUAL         UNDERLYING
  NAME AND PRINCIPAL POSITION           ENDED(1)          SALARY   COMPENSATION(2)    OPTIONS(3)
  ---------------------------      -----------------    ---------  -------------    ------------
Colin Dyne.....................    December 31, 1998    $ 229,251    $ 23,040          98,000
    Chief Executive Officer        December 31, 1997    $ 229,251    $ 22,773              --
                                     August 31, 1997    $ 227,340    $ 22,773              --

Harold Dyne....................    December 31, 1998    $ 214,234    $ 30,156          98,000
    President                      December 31, 1997    $ 214,814    $ 24,832              --
                                     August 31, 1997    $ 214,334    $ 24,832              --

Jonathan Burstein..............    December 31, 1998    $ 167,979    $ 26,347          30,000(4)
    Executive Vice President,      December 31, 1997    $ 152,981    $ 12,393           8,000(5)
    Sales and Marketing              August 31, 1997    $ 152,981    $ 12,393              --

Jonathan Markiles..............    December 31, 1998    $ 111,497          --          20,000(6)
    Executive Vice President,      December 31, 1997    $  82,897          --           8,000(5)
    Strategic Planning and           August 31, 1997    $  82,897          --              --
    Business Development,
    and Secretary

Francis Shinsato...............    December 31, 1998    $  98,760    $  2,096          30,000(7)
    Chief Financial Officer        December 31, 1997    $  11,874          --          20,000(5)
                                     August 31, 1997           --          --              --

----------
(1) The Company changed its fiscal year end from August 31 to December 31, effective December 31, 1998.
(2) Consists of car and expense allowances and medical and disability insurance.
(3) In October 1998, all of the Company's then outstanding stock options were repriced under the Company's option repricing program. For a description of the terms of the option repricing program, see "Report of the Compensation Committee on Repricing of Stock Options" below.
(4) Consists of options to purchase 22,000 shares of Common Stock granted on October 1998, and options to purchase 8,000 shares of Common Stock granted in October 1997 which were repriced in October 1998 under the Company's option repricing program.
(5) These options were cancelled in October 1998 in connection with the grant of a repriced option under the Company's option repricing program.
(6) Consists of options to purchase 12,000 shares of Common Stock granted on October 1998, and options to purchase 8,000 shares of Common Stock granted in October 1997 which were repriced in October 1998 under the Company's option repricing program.
(7) Consists of options to purchase 10,000 shares of Common Stock granted on October 1998, and options to purchase 20,000 shares of Common Stock granted in October 1997 which were repriced in October 1998 under the Company's option repricing program.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1998 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      PERCENT OF
                                                        TOTAL
                                          NUMBER OF    OPTIONS
                                         SECURITIES   GRANTED TO
                                         UNDERLYING   EMPLOYEES   EXERCISE OR
                                          OPTION      IN FISCAL      BASE        EXPIRATION
                    NAME                  GRANTED      YEAR(1)     PRICE(2)         DATE
                    ----                 ----------   ----------  -----------    ----------
Colin Dyne.........................       98,000(3)    31.2%        $ 1.30        10/10/08

Harold Dyne........................       98,000(3)    31.2%        $ 1.30        10/10/08

Jonathan Burstein..................        8,000(4)      --         $ 1.30        10/3/07
                                          22,000(3)     7.0%        $ 1.30        10/10/08

Jonathan Markiles..................        8,000(4)      --         $ 1.30        10/3/07
                                          12,000(3)     3.8%        $ 1.30        10/10/08

Francis Shinsato...................       20,000(5)      --         $ 1.30        10/3/07
                                          10,000(3)     3.2%        $ 1.30        10/10/08

----------
(1) Options covering an aggregate of 301,000 shares of Common Stock were granted to employees during the fiscal year ended December 31, 1998. In October 1998, options covering an aggregate of 170,000 shares of Common Stock that were granted to eligible persons before October 1998 were repriced under the Company's option repricing program. The percentages are based only on options to purchase 301,000 shares initially granted to employees in fiscal 1998, and do not account for replacement options granted in fiscal 1998 in connection with the Company's option repricing program.
(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(3)  This option vested immediately on the date of grant.
(4) This option consists of a repriced option granted in October 1998 under the Company's option repricing program to replace an existing option to purchase the same number of shares of Common Stock at a higher exercise price granted in October 1997. This option vests and becomes exercisable as follows: 25% vested on April 15, 1999, 25% vests on January 1, 2000, and 25% vests on each of October 3, 2001 and 2002.
(5) This option consists of a repriced option granted in October 1998 under the Company's option repricing program to replace an existing option to purchase the same number of shares of Common Stock at a higher exercise price granted in October 1997. This option vested and became exercisable on April 15, 1999.

STOCK OPTIONS HELD AT FISCAL YEAR END

     The following table sets forth, for those Named Executive Officers who held stock options at fiscal year end, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the American Stock Exchange on December 31, 1998 ($4.375 per share). No stock options were exercised by any Named Executive Officer during fiscal 1998.

                           AGGREGATED FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
NAME                                     DECEMBER 31, 1998            DECEMBER 31, 1998 (1)
----                                --------------------------     --------------------------
                                    EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
                                    -----------  -------------     -----------  -------------
Colin Dyne......................       98,000         -0-           $ 301,350      $       0
Harold Dyne.....................       98,000         -0-           $ 301,350      $  25,000
Jonathan Burstein...............       22,000        8,000          $  67,650      $  24,600
Jonathan Markiles...............       12,000        8,000          $  36,900      $  24,600
Francis Shinsato................       10,000       20,000          $  30,750      $  61,500

------------
(1) Based on a closing price of $4.375 per share of Common Stock on December 31, 1998, all options were in-the-money at fiscal year end.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     None of the Named Executive Officers have employment agreements with the Company and their employment may be terminated at any time.

STOCK OPTION PLAN

     The Company adopted the Tag-It Pacific, Inc. 1997 Stock Plan (the "1997 Plan") in October 1997. The purpose of the 1997 Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives which are linked directly to increases in the value of the Common Stock of the Company. Each director, officer, employee or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1997 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1997 Plan is 562,500, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1997 Plan.

     The 1997 Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. Any stock option granted may be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. No participant may receive awards representing more than 25% of the aggregate number of shares of Common Stock that may be issued pursuant to all awards under the 1997 Plan.

     As of December 31, 1998, 500 shares of Common Stock remained available for grant of awards to eligible participants under the 1997 Plan.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF STOCK OPTIONS

     During October 1998, the Compensation Committee of the Board of Directors approved a stock option repricing program. Under the program, each holder of stock options granted under the Company's 1997 Stock Plan before October 10, 1998, including directors and Named Executive Officers, was entitled to exchange their existing stock option for a repriced stock option to purchase the same number of shares at an exercise price of $1.30 per share. The new exercise price was lower than the exercise price under all of the existing stock options and was higher than the then sales price of $1.1875 per share of Common Stock. As a condition to receiving this more favorable exercise price, each option holder who elected to participate in the program was required to agree to a less favorable vesting schedule. With the exception of options held by the Chief Financial Officer and one other employee, under the repriced options, any shares of Common Stock which had already vested under the existing stock option could not be exercised until April 15, 1999, and any shares under the existing stock option which were scheduled to vest on October 3, 1999 do not vest under the repriced option until January 1, 2000. Under the repriced options granted to the Chief Financial Officer and one other employee, any shares of Common Stock which had already vested under the existing stock option could not be exercised until April 15, 1999, at which time the repriced option vested in full. Other than the lower exercise price and the changes to the vesting schedule, each new stock option issued under the repricing program has terms substantially equivalent to the terms of the surrendered option, including the same number of shares and expiration date. Options to purchase a total of 170,000 shares of Common Stock were eligible to participate in the program, all of which were exchanged by the holders thereof for repriced stock options.

     The Compensation Committee approved the stock option repricing program as a result of the significant reduction in the price of the Company's Common Stock. The Committee determined that the Company's existing stock options no longer provided meaningful incentive to the option holders to remain in the employ of the Company and to maximize shareholder value. The existing stock options had an exercise price of $3.20 per share, which exercise price exceeded the trading price of the Company's Common Stock for a substantial majority of the time from the effective date of the Company's initial public offering in January 1998 until the date the option repricing program was approved. The Committee determined that the exchange of new stock options with a lower exercise price for the Company's existing stock options would once again provide incentive to the Company's officers, directors and employees to continue to provide services to the Company and to maximize shareholder value.

                                                COMPENSATION COMMITTEE

                                                    Diana Maranon
                                                    Brent Cohen


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1998, all the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements with the exception of Diana Maranon, Colin Dyne, Harold Dyne, Mark Dyne, Jonathan Burstein and KG Investment, LLC. Ms. Maranon did not report her purchase in January 1998 of 17,000 shares of Common Stock. Ms. Maranon reported her purchase of these shares on a Form 5 filed in February 1999. Colin Dyne, Harold Dyne and Mark Dyne each filed a Form 5 in February 1999 which overstated by 2,000 shares the number of shares underlying stock options granted to each of these executive officers in October 1998. Jonathan Burstein filed a Form 5 in February 1999 which overstated by 5,000 shares the number of shares underlying stock options granted to Mr. Burstein in October 1998. KG Investment, LLC did not report on a Form 3 its acquisition in October 1998 of 2,390,000 shares of Common Stock, which represents more than ten percent of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     D.P.S. Associates, a general partnership in which Harold Dyne is a general partner, is the lessor of the Company's executive offices located at 3820 South Hill Street in Los Angeles, California pursuant to a Lease Agreement with Pacific Trim & Belt, Inc., a subsidiary of the Company. Harold Dyne is the President and a director of the Company and the Chief Executive Officer of Pacific Trim. The lease with D.P.S. Associates provides for a base rent of $9,072 per month and expires on April 30, 2000.

     Certain affiliated parties have made loans to the Company's subsidiaries to be used for general working capital purposes, all of which are evidenced by promissory notes executed by the respective subsidiary and are due and payable on the fifteenth day following the date written demand for payment is made by the holder thereof. The loans include (i) a loan by Harold Dyne in June 1991 of $10,000 to Tag-It, Inc. at an interest rate of 10.0% per annum, (ii) a loan by Mark Dyne in January 1997 of $15,000 to Tag-It, Inc. at an interest rate of 7.5% per annum, (iii) a loan by Monto Holdings Pty. Ltd. in February 1996 of $300,000 to AGS Stationery, Inc. at an interest rate of 7.5% per annum, which loan was repaid in January 1998, (iv) a loan by Monto Holdings in January 1995 of $124,626 to Pacific Trim at an interest rate of 10.0% per annum, (v) a loan by NPM Investments, Inc. in August 1996 of $715,000 to Tag-It, Inc. at an interest rate of 7.5% per annum, which loan is secured by all of the assets of Tag-It, Inc., (vi) a loan by Pacific Western, Inc. in May 1996 of $16,000 to Tag-It, Inc. at an interest rate of 7.5% per annum, $13,500 of which was repaid as of December 31, 1998, and (vii) a loan by Pacific Western, Inc. in June 1996 of $6,000 to Pacific Trim at an interest rate of 7.5% per annum, which loan was repaid in fiscal 1997. Mark Dyne, the Chairman of the Board of the Company holds a significant equity interest in Monto Holdings, NPM Investments, Inc. and Pacific Western, Inc. Alan Saloner, a significant stockholder of the Company, holds a significant equity interest in NPM Investments, Inc. Kevin Bermeister, a director of the Company, holds an equity interest in Monto Holdings.

     In August 1996, NPM Investments, Inc. made an additional loan of $875,000 to Tag-It, Inc., without interest, pursuant to a convertible secured promissory note which was secured by all of the assets of Tag-It, Inc. Mark Dyne and Alan Saloner hold significant equity interests in NPM Investments, Inc. The proceeds of the loan were used for working capital purposes. In October 1997, the note was converted by NPM Investments, Inc. into shares of common stock of Tag-It, Inc., Tag-It Printing & Packaging Ltd. and AGS Stationery, which shares were exchanged for an aggregate of 384,402 shares of Common Stock of the Company in January 1998.

     In September and October 1997, NPM Investments, Inc. made an additional loan of $126,972 to Tag-It, Inc. to fund expenses incurred in connection with the Company's initial public offering. The loan, which was repaid in July 1998, had an interest rate of 7.5% per annum and was due and payable on the fifteenth day following the date of delivery by NPM Investments, Inc. of written demand therefor.

     Effective October 15, 1998, $400,000 of indebtedness owed by the Company's subsidiaries to NPM Investments, Inc. was converted into 266,666 shares of Common Stock, which shares were issued to Heathmount International Limited, a company in which Alan Saloner holds an equity interest. Mark Dyne did not receive any interest, directly or indirectly, in the shares issued to Heathmount International Limited upon conversion of the indebtedness owed to NPM Investments, Inc.

     In September 1996, Harold Dyne borrowed $100,000 from Mercantile National Bank, which loan was guaranteed by Tag-It, Inc. In September 1996, the $100,000 borrowed by Mr. Dyne was lent to Tag-It, Inc. for working capital purposes at the same interest rate payable on Mr. Dyne's loan from Mercantile National Bank. The loan from Mr. Dyne to Tag-It, Inc. was due and payable on the fifteenth day following the date written demand for payment was made by Mr. Dyne at any time after December 31, 1998. The loan was repaid in July 1998.

     In October and November 1997, Monto Holdings made additional loans of $12,000 to AGS Stationery and $110,000 to Pacific Trim, respectively, to fund expenses incurred in connection with the Company's initial public offering. The loans bear simple interest at a rate of 7.5% per annum, are due and payable on the fifteenth day following the date of delivery by Monto Holdings of written demand therefor.

     As of December 31, 1998, Harold Dyne was indebted to Pacific Trim in the aggregate amount of $28,500. This indebtedness is evidenced by a promissory note dated August 31, 1997 in the principal amount of

$19,649, which currently does not bear interest, and a promissory note dated October 15, 1997 in the principal amount of $3,000, which bears interest at a rate of 7.5% per annum and was due and payable on December 31, 1998.

     As of December 31, 1998, Colin Dyne was indebted to Tag-It in the aggregate amount of $136,030. This indebtedness is evidenced by a promissory note dated August 31, 1997 in the principal amount of $71,542, which is due and payable in four installments of $17,886 on June 30, 1998, December 31, 1998, June 30, 1999 and December 31, 1999, and a promissory note dated October 15, 1997 in the principal amount of $6,089, which was due and payable on December 31, 1998. Both promissory notes bear interest at a rate of 7.5% per annum.

     In June 1997, AGS Stationery entered into a Collection Date Factoring Agreement (the "Safcor Agreement") with Safcor, Inc. Alan Saloner, a significant stockholder of the Company, is an officer and director of Safcor. Pursuant to the Safcor Agreement, AGS Stationery had agreed to sell to Safcor all accounts relating to the sale of goods or the rendering of services by AGS Stationery for a purchase price equal to the gross amount of each account, less all discounts and credits and a factoring commission of 1.5% of the net amount of the account. In addition, Safcor had the right, in its sole discretion, to provide customers of AGS Stationery with credit lines for the purchase of AGS Stationery's products. The agreement was terminated in April 1998. During fiscal 1998, receivables advanced by AGS Stationery to Safcor totaled $65,271. These receivables were returned by Safcor to AGS Stationery upon termination of the Safcor Agreement in April 1998.

     In 1994, Jonathan Markiles, as compensation for employment services, received warrants to purchase 14 shares of common stock of Tag-It, Inc., which warrants became exercisable for 39,235 shares of Common Stock of the Company at a price of $.7136 per share immediately prior to the Company's initial public offering. In the event the shares of Common Stock underlying the warrants are not freely tradable under the Securities Act of 1933, as amended, the Company has agreed to register these shares on Form S-3 or Form S-8. The warrants provide for piggyback registration rights and expire on December 31, 2002.

     Averil Capital Markets Group, Inc., a financial advisory firm founded and controlled by Diana Maranon, has, since January 1, 1996, performed various services for AGS Stationery and the Company including investigation of strategic financing and other corporate growth initiatives. Ms. Maranon served as a director of the Company from January 1998 until May 1999. As consideration for such services, AGS Stationery paid to Averil the aggregate amount of $26,123, including out of pocket expenses. As additional compensation for services rendered, AGS Stationery granted to Chloe Holdings, Inc., an affiliate of Averil warrants to purchase up to 135 shares of common stock of AGS Stationery, and the Company paid to Averil $175,000 upon consummation of the Company's initial public offering. Immediately prior to the Company's initial public offering, the warrants granted to Chloe Holdings became exercisable for 22,841 shares of Common Stock of the Company. The warrants are currently exercisable. In the event the shares of Common Stock underlying the warrants are not freely tradable under the Securities Act of 1933, as amended, the Company has agreed to register these shares on Form S-3. The Company plans to continue to engage Averil; however, the Company is unable to currently estimate the extent to which it will use Averil in the future.

     In October 1998, KG Investment, LLC, a Los Angeles-based private investment company, purchased 2,390,000 restricted shares of the Company's Common Stock for an aggregate price of $2,688,750. KG Investment is owned by Gerard Guez and Todd Kay. Mr. Guez is the Chairman of the Board and Chief Executive Officer and a significant stockholder of Tarrant Apparel Group. Mr. Kay is the President and a significant stockholder of Tarrant Apparel Group. Tarrant Apparel Group is a customer of the Company. During fiscal 1998, Tarrant Apparel Group purchased an aggregate of $569,000 in products from the Company.

     In connection with its investment in the Company, KG Investment agreed not to dispose of its shares of Common Stock prior to October 16, 2000, except to certain affiliated parties, without the prior written consent of the Company. After October 16, 2000, KG Investment may sell or transfer any of the shares in accordance with applicable law; provided that if the sale is made other than (i) in accordance with the volume restrictions of Rule 144 under the Securities Act of 1933 or (ii) in connection with a public offering initiated by the Company, then the Company shall have a right of first refusal to purchase the shares (which right may be assigned by the Company) upon the same or economically equivalent terms and conditions. The Company granted KG Investment piggyback registration rights which entitles it to sell its shares of Common Stock in a registered public offering in the same proportion as shares of Common Stock sold in the same offering by any of Colin Dyne, Mark Dyne, Harold Dyne, Larry Dyne and/or Jonathan Burstein (the "Dyne Shareholders").

     KG Investment has agreed to certain restrictions on the voting of the shares it purchased until after October 16, 2000. KG Investment has agreed not to vote in favor of any merger, asset sale or other extraordinary transaction involving the Company, if such transaction is not approved by the majority of the Company's Board of Directors; provided, however, in the event that the price to be paid per share of Common Stock pursuant to such transaction is at least $8.00, KG Investment is not prohibited from voting in favor of the transaction. In addition, so long as the Dyne Shareholders hold more than 1,000,000 shares of Common Stock, KG Investment has agreed to vote 386,778 of its shares of Common Stock (as the same are adjusted for stock splits, stock dividends and other similar transactions) (the "Neutral Shares") in the same proportion as all other outstanding shares of Common Stock are voted on all matters presented to the Company's stockholders. The number of Neutral Shares will be reduced share by share by any shares of Common Stock purchased from the Company by the Dyne Shareholders. KG Investment has the right to vote its shares, other than the Neutral Shares, in accordance with its own objectives; provided, that KG Investment has agreed that neither KG Investment, nor an entity affiliated with or controlled by KG Investment, will solicit proxies against, or promote or initiate, or encourage another party to promote or initiate, a proxy solicitation or vote contest in opposition to, the management or the Board of Directors of the Company. Furthermore, KG Investment has agreed that until after the 2000 Annual Meeting of Stockholders of the Company, it will not nominate, or cause to be nominated, any directors for election at any annual meeting, and to vote its shares of Common Stock in the same proportion as all other outstanding shares of Common Stock voted with respect to the election of directors of the Company. Finally, KG Investment has agreed to vote its shares of Common Stock to approve any amendment increasing the number of shares of Common Stock reserved for issuance under the Company's 1997 Stock Plan, up to a maximum of 900,000 shares.

     Murray Markiles, who is Jonathan Markiles's brother and Paul Markiles' son, is a partner with Troop Steuber Pasich Reddick & Tobey, LLP ("TSPRT"). TSPRT is legal counsel to Company. As compensation for legal services performed by TSPRT in connection with the Company initial public offering, the Company granted to TSPRT a warrant to purchase 35,555 shares of Common Stock at an exercise price of $3.60 per share. In October 1998, the Company repriced the warrants issued to TSPRT from $3.60 per share to $1.50 per share. The warrant is currently exercisable, expires on December 31, 2003 and provides for piggyback registration rights.

                      PROPOSAL TO AMEND THE 1997 STOCK PLAN


GENERAL

     The Board of Directors has approved an amendment (the "Plan Amendment") to the Tag-It Pacific, Inc. 1997 Stock Plan to increase the number of shares of Common Stock available for issuance under the 1997 Plan from 562,500 shares to 1,177,500 shares. The Plan Amendment is being submitted to the Company's stockholders for approval.

     The Board of Directors approved the Plan Amendment to ensure that a sufficient number of shares of Common Stock are available for issuance under the 1997 Plan. At May 15, 1999, only 500 shares remained available for grants of awards under the 1997 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to its current employees. The increase in the number of shares available for awards under the 1997 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

     At May 13, 1999, the last reported sales price of the Common Stock on the American Stock Exchange was $6.875 per share.

SUMMARY OF THE 1997 PLAN

     PURPOSE. The purpose of the 1997 Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company.

     ADMINISTRATION. The 1997 Plan may be administered by the Board of Directors, or a committee of two or more directors appointed by the Board of Directors whose members serve at the pleasure of the Board. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The party administering the 1997 Plan is referred to as the "Administrator." Subject to the provisions of the 1997 Plan, the Administrator has full and final authority to (i) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 1997 Plan, (ii) determine the type, size and terms of individual awards to be made to each person selected, (iii) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards,
(iv) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 1997 Plan, and (vii) make any and all other determinations which the Administrator determines to be necessary or advisable in the administration of the 1997 Plan. The Administrator has full power and authority to administer and interpret the 1997 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 1997 Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     ELIGIBILITY. Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the 1997 Plan. No Participant may receive awards representing more than 25% of the aggregate number of shares of Common Stock that may be issued pursuant to all awards under the 1997 Plan. At April 1, 1999, approximately 96 officers, directors and employees of the Company were eligible to receive awards under the 1997 Plan.

     TYPES OF AWARDS. Awards authorized under the 1997 Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company's Common Stock, or a derivative security with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Administrator shall determine is consistent with the objectives and limitations of the 1997 Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     CONSIDERATION. The Common Stock or other property underlying an award may be issued for any lawful consideration as determined by the Administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the Common Stock or other property at a value less than the fair market value of the Common Stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the Common Stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such award.

     TERMINATION OF AWARDS. All awards granted under the 1997 Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of Common Stock not purchased thereunder shall again be available for issuance under the 1997 Plan.

     AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Administrator may amend the 1997 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the 1997 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 1997 Plan without the consent of the recipient of the award. In any event, the 1997 Plan shall terminate on October 1, 2007 (ten years following the date it was approved by the Company's stockholders) unless sooner terminated by action of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

     As of April 1, 1999, the only type of award granted by the Company under the 1997 Plan had been stock options. The following is a general discussion of the principal United States federal income tax consequences of both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options") based upon the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 1997 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the Common Stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised (the "ISO Holding Period Requirements"), the optionee will recognize long-term capital gain or loss when he or she disposes of his or her Common Stock. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the Common Stock at the time of disposition.

     If the optionee disposes of the Common Stock acquired upon exercise of an Incentive Stock Option without satisfying the ISO Holding Period Requirements, any amount realized from such "disqualifying disposition" will be taxed at ordinary income tax rates in the year of disposition to the extent that (i) the lesser of

(a) the fair market value of the shares of Common Stock on the date the Incentive Stock Option was exercised or (b) the fair market value of such shares at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares of Common Stock on the date of exercise will be treated as long-term or short-term capital gain depending upon the length of time the shares have been held.

     The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the ISO Holding Period Requirements have not been satisfied.

     For alternative minimum tax purposes, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares of Common Stock are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition of the shares. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY STOCK OPTIONS. No income generally is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the 1997 Plan. In general, at the time shares of Common Stock are issued to a holder pursuant to the exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

     A holder will recognize gain or loss on the subsequent sale of Common Stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the sales price and the tax basis of the Common Stock, which will include the exercise price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of Common Stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of Common Stock acquired upon exercise of an Incentive Stock Option if the disposition is not a "disqualifying disposition." At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

     CONSEQUENCES TO THE COMPANY: NON-STATUTORY STOCK OPTIONS. Generally, the Company will be entitled to a deduction for federal income tax purposes in the Company's taxable year in which the optionee's taxable year of income inclusion ends and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

REQUIRED VOTE

     The approval of the Plan Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of the Company's Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

                              PROPOSAL TO AMEND THE
                          CERTIFICATE OF INCORPORATION
                    OF THE COMPANY TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

THE AMENDMENT

     In April 1999, the Board of Directors adopted resolutions approving and recommending that the stockholders adopt an amendment to Article IV of the Company's Certificate of Incorporation to increase the authorized Common Stock from 15,000,000 shares to 30,000,000 shares. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

     The Company's Certificate of Incorporation presently authorizes the issuance of 15,000,000 shares of Common stock and 3,000,000 shares of Preferred Stock, each having a par value of $.001 per share. Of the 15,000,000 presently authorized shares of Common Stock, 6,726,677 shares were issued and outstanding on May 7, 1999, the record date. Of the 3,000,000 shares of presently authorized Preferred Stock, 250,000 shares have been designated Series A Preferred Stock and have been reserved for issuance in connection with the Company's stockholders' rights plan. No shares of Series A Preferred Stock were issued or outstanding as of the record date. In addition, an aggregate of 848,631 shares of Common Stock have been reserved for issuance as of the record date under the Company's 1997 Stock Plan, warrants and other rights to purchase Common Stock of the Company. Accordingly, only 7,424,692 shares of Common Stock remain available for other corporate purposes.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is in the best interests of the Company and its stockholders and believes that it is advisable to authorize such additional shares and have them available in connection with the possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Common Stock without further stockholder action, except as otherwise provided by law.

     If the proposal is adopted, the amended portion of Article IV of the Certificate of Incorporation will read as follows:

                                       IV.

          This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 3,000,000 and the number of shares of Common Stock authorized to be issued is 30,000,000.

     The only change in Article IV which will be effected if the proposal is approved is the change to the one number set forth in bold face type above. Presently, Article IV provides that the shares of Common Stock which the Company may issue is 15,000,000. All other provisions of Article IV will remain unchanged.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The Board of Directors believes that approval of the proposal is essential for the growth and development of the Company. However, the following should be considered by a stockholder in deciding how to vote upon this proposal.

     The additional shares of Common Stock which the Board of Directors would be authorized to issue upon approval of the proposal, if so issued, could have an anti-takeover effect. Additional shares of Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, the Company could issue additional shares for the purpose of diluting the stock ownership or voting rights of persons seeking to obtain control of the Company.

     The issuance of additional shares of Common Stock would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. The Company instead intends to retain earnings, if any, for use in financing growth and additional business opportunities.

     The proposal is not the result of the Board of Directors' knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting the proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board of Directors. The submission of the proposal is not a part of any plan by management to adopt a series of amendments to the Certificate of Incorporation or Bylaws so as to render the takeover of the Company more difficult.

REQUIRED VOTE

     The Board has unanimously approved the amendment of the Certificate of Incorporation to increase the authorized number of shares of Common Stock. The approval of the amendment of the Certificate of Incorporation requires the affirmative vote of a majority of the votes entitled to be cast by the holders of all of the outstanding shares of the Company's Common Stock. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 15, 1999 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 3820 South Hill Street, Los Angeles, California 90037, unless otherwise set forth below such person's name.

                                                                   NUMBER OF SHARES
                                                                          OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
    NAME AND ADDRESS                                                   OWNED(1)     PERCENT(1)
    ----------------                                               ---------------- ---------
    KG Investments, LLC..........................................     2,390,000       35.5%
       3151 East Washington Blvd.
       Los Angeles, CA  90023
    Harold Dyne (2)..............................................       757,507       11.1
    Colin Dyne (3)...............................................       682,541       10.0
    Mark Dyne (4)................................................       539,401        7.9
    Alan Saloner (5).............................................       426,834        6.3
    Jonathan Burstein (6)........................................       119,788        1.8
    Jonathan Markiles (7)........................................        67,248        1.0
    Kevin Bermeister.............................................       157,117        2.3
    Francis Shinsato (8).........................................        30,000          *
    Brent Cohen (9)..............................................        20,000          *
    Michael Katz (10)............................................        15,000          *
    Paul Markiles (10)...........................................        15,000          *
    Directors and executive officers
       as a group (10 persons) (11)..............................     2,403,602       33.6%

----------
*    Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at May 15, 1999.

(2) Consists of (i) 659,507 shares of Common Stock held by H&A Dyne Holdings, LP, and (ii) 98,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable. Harold Dyne is the President and principal stockholder of Dyne Equities Corp., which is the general partner of H&A Dyne Holdings, LP.

(3) Includes 98,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(4) Includes 78,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(5) Consists of (i) 160,168 shares of Common Stock held by Saloner Family Investments Limited Partnership, and, (ii) 266,666 shares of Common Stock held by Heathmount International Limited. The Company believes that Alan Saloner is a principal executive officer and shareholder of Safcor, Inc., which is the general partner of Saloner Family Investments Limited Partnership, and that Mr. Saloner is a principal executive officer and shareholder of Heathmount International Limited.

(6) Includes 24,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(7) Includes (i) 14,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable, and (ii) 39,235 shares of Common Stock reserved for issuance upon exercise of warrants which currently are exercisable.

(8) Consists of 30,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(9) Consists of 20,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(10) Consists of 15,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable.

(11) Includes (i) 392,000 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable, and (ii) 39,235 shares of Common Stock underlying warrants which currently are exercisable.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by January 23, 1999.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 1998 and have been selected by the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1999. Representatives of BDO Seidman LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.


                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.


                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO FRANCIS SHINSATO, CHIEF FINANCIAL OFFICER, TAG-IT PACIFIC, INC., 3820 SOUTH HILL STREET, LOS ANGELES, CALIFORNIA 90037.


                                   ON BEHALF OF THE BOARD OF DIRECTORS

                                            /S/ Francis Shinsato
                                              Francis Shinsato
                                           CHIEF FINANCIAL OFFICER


Los Angeles, California
May 26, 1999

                              TAG-IT PACIFIC, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of TAG-IT PACIFIC, INC., a Delaware corporation (the "Company"), hereby appoints COLIN DYNE and FRANCIS SHINSATO, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 16, 1999, and at any of its postponements or adjournments, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a WITH vote on Proposal 1 and Proposal 2 and a FOR vote on Proposal 3 and Proposal 4.

     1.   ELECTION OF CLASS I DIRECTORS, as provided in the Company's Proxy
          Statement:

                 ___ WITH        ___ WITHOUT  Authority to vote for the nominees
                                              listed below.

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                          Brent Cohen     Kevin Bermeister

     2.   ELECTION OF CLASS II DIRECTORS, as provided in the Company's Proxy
          Statement:

                 ___ WITH        ___ WITHOUT  Authority to vote for the nominees
                                              listed below.

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                    Harold Dyne    Michael Katz  Paul Markiles

     3. The approval of the amendment to the Company's 1997 Stock Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan.

               FOR  _____            AGAINST ______            ABSTAIN _____

        4. The approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock.

               FOR  _____            AGAINST ______            ABSTAIN _____

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holders may lawfully do by virtue of this Proxy. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS I AND CLASS II DIRECTORS NAMED, THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK PLAN, THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 26, 1999 relating to the Annual Meeting.


                                          Date:  ________________________, 1999



                                          --------------------------------------



                                          --------------------------------------
                                               Signature(s) of Stockholder(s)
                                                  (See Instructions Below)

The above signature(s) should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TAG-IT PACIFIC, INC.